UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 1, 2018

BP Midstream Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-38260	82-1646447
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Westlake Park Boulevard, Houston, Texas 77079

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (281) 366-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Interest Purchase Agreement

On October 1, 2018, BP Midstream Partners LP (the “Partnership”) entered into an Interest Purchase Agreement (the “Interest Purchase Agreement”) with BP Products North America Inc. (“BP Products”), BP Offshore Pipelines Company LLC (“BP Offshore”), and BP Pipelines (North America) Inc. (“BP Pipelines” and together with BP Products and BP Offshore, the “Contributors”), to acquire (i) an additional 45.0% interest in Mardi Gras Transportation System Company LLC, a Delaware limited liability company (“Mardi Gras”), from BP Pipelines, (ii) a 25.0% interest in KM Phoenix Holdings LLC, a Delaware limited liability company (“KM Phoenix”), from BP Products, and (iii) a 22.6916% interest in URSA Oil Pipeline Company LLC, a Delaware limited liability company (“Ursa”), from BP Offshore, in exchange for aggregate consideration of $468.0 million (the “Acquisition”), funded with borrowings under the Partnership’s revolving credit facility.

The Interest Purchase Agreement contains customary representations, warranties and covenants of the Contributors and the Partnership. The Contributors, on the one hand, and the Partnership, on the other hand, have agreed to indemnify each other and their respective affiliates, officers, directors and other representatives against certain losses, including those resulting from any breach of their representations, warranties or covenants contained in the Interest Purchase Agreement, subject to certain limitations and survival periods.

The terms of the Acquisition were approved by the conflicts committee of the board of directors of the Partnership’s general partner, which consists entirely of independent directors. The conflicts committee engaged an independent financial advisor and legal counsel to assist in evaluating and negotiating the terms of the Acquisition.

In addition, in connection with the Acquisition, and pursuant to the terms of the Partnership’s Omnibus Agreement dated as of October 30, 2017, by and among BP Pipelines, the Partnership, the Partnership’s general partner, and, solely for purposes of Articles 4 and 6 thereof, BP America Inc., a Delaware corporation (the “Omnibus Agreement”), BP Pipelines has determined, and the general partner has approved, acting in good faith, that the BP Administrative Fee (as defined in the Omnibus Agreement) will be increased from $13.3 million per year to $14.6 million per year, effective as of January 1, 2020.

Immediately prior to the closing of the Acquisition, BP Pipelines’ wholly owned subsidiary, BP Midstream Partners Holdings LLC (“BP Holdco”), owned 4,581,177 common units representing limited partner interests in the Partnership and 52,375,535 subordinated units representing limited partner interests in the Partnership, representing an aggregate 54.4% limited partner interest. BP Holdco also owns a 100% interest in BP Midstream Partners GP LLC, a Delaware limited liability company and the general partner, which in turn owns all of the incentive distribution rights in the Partnership. The general partner, BP Holdco and the Contributors are all wholly owned subsidiaries of BP p.l.c. (together with its subsidiaries, “BP”). In addition, certain officers of BP also serve as officers and/or directors of the Partnership.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Interest Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Also on October 1, 2018, the Partnership completed the Acquisition pursuant to the terms of the Interest Purchase Agreement. The description of the Interest Purchase Agreement included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

The Partnership, the general partner, and the Contributors have various relationships with one another. The information set forth in Item 1.01 regarding the relationships among the Partnership, the general partner, the Contributors, and BP is incorporated by reference into this Item 2.01.

Item 7.01	Regulation FD Disclosure.

On October 2, 2018, the Partnership issued a press release announcing the completion of the Acquisition. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Report is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Report is required to be filed.

(d) Exhibits.

Number	Description

10.1	Interest Purchase Agreement dated October 1, 2018 by and among BP Midstream Partners LP, BP Products North America, Inc. BP Offshore Pipelines Company LLC, and BP Pipelines (North America) Inc.

99.1	Press Release dated October 2, 2018, issued by BP Midstream Partners LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BP MIDSTREAM PARTNERS LP

By:	BP MIDSTREAM PARTNERS GP LLC,
its general partner

By:	/s/ Hans F. Boas
Name:	Hans F. Boas
Title:	Chief Legal Counsel and Secretary

Date:    October 2, 2018